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                                                                      EXHIBIT 99



                        AMENDMENT TO EMPLOYMENT AGREEMENT

         This amendment, dated September 20, 2000, between AVNET, INC., a New York corporation with its principal place of business at 2211 South 47th Street, Phoenix, Arizona 85034 (the "Company") and ROY VALLEE ("Vallee"), having offices at 2211 South 47th Street, Phoenix, Arizona 85034.

                                   WITNESSETH:

         WHEREAS, the Company and Vallee entered into an Employment Agreement on September 25, 1997 ("Employment Agreement"); and

         WHEREAS, the parties desire to modify the Employment Agreement in accordance with the provisions of this Amendment.

              NOW, THEREFORE, the parties hereto agree that the following changes shall be made to the Employment Agreement:

              1. The "Term" of the Employment Agreement, as defined in paragraph 2 therein, shall be extended so that the "Termination Date" shall be June 27, 2003;

              2. The word "fully" in the second line of paragraph 4(b) is deleted;

              3. With respect to a Year commencing after June 30, 2000, and taking into consideration the fact that the Company's common stock is being impacted in September, 2000 by a 2-for-1 stock split (thus constituting the adjustment referred to and required under paragraph 4(b) of the Employment Agreement, the provisions of paragraph 5 are modified in their entirety as follows:

                    5.     Compensation

                    (a) For all services to be rendered by Vallee and for all covenants undertaken by him, the Company shall pay and Vallee shall accept annual base compensation per Year during the term hereof of Seven Hundred Fifty Thousand Dollars ($750,000.00) payable in equal biweekly installments (or in other installment frequencies as may be used from time to time by the Company to pay its other employees).

                    (b) In addition to annual base compensation, subject to and contingent upon approval of this incentive compensation with respect to the period from and after June 29, 2001 by the Shareholders of the Corporation at the Annual Meeting of Shareholders to be held on November 20, 2000 (or at any adjournments thereof), the Company shall pay a first
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                           incentive bonus to Vallee each Year during the term
                           of this Agreement calculated as the sum of the following:

                           (i) Four Thousand Dollars ($4,000.00) for each one-half cent ($.005) of Annual Earnings Per Share over $1.50 and up to $2.00 in each Year for which the first incentive bonus is to be paid; and

                           (ii) Five Thousand Dollars ($5,000.00) for each one-half cent ($.005) of Annual Earnings Per Share over $2.00 and up to $2.50 in each Year for which the first incentive bonus is to be paid; and

                           (iii) Seven Thousand Dollars ($7,000.00) for each
                                 one-half cent ($.005) of Annual Earnings Per
                                 Share over $2.50 in each Year for which the first incentive bonus is to be paid.

                                 By way of example, consider the following hypothetical circumstances:

                           (1) In the event Annual Earnings Per share were determined in any applicable Year to be $1.45, then Vallee would be entitled to no first incentive bonus hereunder for that Year;

                           (2) In the event Annual Earnings Per Share were determined in any applicable Year to be $2.25, then Vallee would be entitled to $650,000 of first incentive bonus hereunder for that Year ($4,000 times 100 plus $5,000 times 50); and

                           (3) In the event Annual Earnings Per Share were determined in any applicable Year to be $2.75, then Vallee would be entitled to $1,250,000 of incentive bonus hereunder for that Year ($4,000 times 100 plus $5,000 times 100 plus $7,000 times 50).

                  (c) The final determination and payment of the first incentive bonus shall be made by the Company to Vallee not later than one hundred ninety (190) days following the termination of each Year. Notwithstanding the foregoing sentence, the Company shall on a quarterly basis estimate the portion of Annual Earnings Per Share which the Company has earned during such fiscal quarter ("Interim Quarterly Earnings") and shall, as soon as practicable after the end of each fiscal quarter, pay to Vallee any portion of the first incentive bonus which it reasonably anticipates will be due to Vallee at the end of the full Year.

                           By way of example:


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                           (1)   If the Company were to determine at the end of
                                 the first fiscal quarter of any Year that the Company had Interim Quarterly Earnings of $.75 for that quarter, then it would pay to Vallee the sum of $400,000 in respect of the first incentive bonus as soon as practicable after the end of such quarter. This amount is determined by (A) taking the annualized cumulative year to date Interim Quarterly Earnings of $3.00 ($.75 x 4); (B) calculating the resulting annualized first incentive bonus thereon of $1,600,000 ($4,000 x 100; plus
                                 $5,000 x 100 plus $7,000 x 100), (C) prorating
                                 such amount for the portion of the Year that elapsed (25%) and (D) subtracting any prior quarterly estimates and payments in respect of the first incentive bonus (none in this example).

                           (2) In addition, if the Company were thereafter to determine at the end of the second fiscal quarter of such Year that the Company had Interim Quarterly Earnings of $.40 for the second quarter, then it would make no additional payment to Vallee in respect of first incentive bonus at the conclusion of the second quarter since the estimated first incentive bonus based upon the annualized cumulative Interim Quarterly Earnings was less than the amount determined after the end of the first quarter. The first quarter's Interim Quarterly Earnings of $.75 plus the second quarter's Interim Quarterly Earnings of $.40 when aggregated equal $1.15. These earnings when annualized (times 2), or $2.30, would result in an annualized incentive of $700,000 ($4,000 x 100; plus $5,000 x 60). Thus, the first half payment of $350,000 would be less than the $400,000 payment made in respect of the first quarter.

                           (3) Thereafter, if the Company were to determine at the end of the third fiscal quarter of such Year that the Company had Interim Quarterly Earnings of $0.65 for the third quarter, then it would pay to Vallee the sum of $200,000 as soon as practicable after the end of such quarter. This would be the case since in these examples (1), (2) and (3) the Company would have had cumulative Interim Quarterly Earnings of $1.80 for the three fiscal quarters ($.75 + $.40 + $.65 = $1.80), and therefore an annualized cumulative year to date Interim
                                 Quarterly Earnings of $2.40 ($1.80 / 3 x 4) which would result in a first incentive bonus of $800,000 or a prorated amount of $600,000 for the first three quarters of the Year less the amount paid to date.

                  At the conclusion of any Year, upon the actual determination of Annual Earnings Per Share, a reconciliation of payments shall be made and the


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                  Company shall pay to Vallee any additional amounts due;
                  similarly, Vallee shall remain obligated to repay to the Company any overpayments received by him for the first incentive bonus during such period.

                       (d) In addition to annual base compensation and the first incentive bonus, subject to and contingent upon approval of this incentive compensation with respect to the period from and after June 29, 2001 by the Shareholders of the Corporation at the Annual Meeting of Shareholders to be held on November 20, 2000 (or at any adjournments thereof), the Company shall pay a second incentive bonus to Vallee each Year during the term of this Agreement based upon the Company's ROC for the Year, in the amount of $10,000 for each one-tenth of a percent (0.10%) by which the ROC exceeds eight percent (8.0%). Thus, for example:

                       If the ROC is:        Then the second incentive bonus is:

                       Less than 8.1%                       $0
                       9.5%                                 $150,000
                       11.0%                                $300,000
                       12.1%                                $410,000

                       The final determination and payment of the second incentive bonus shall be made by the Company to Vallee not later than one hundred ninety (190) days following the termination of each Year.

                       (e) For any period of less than a full Year, the amount of such base compensation, first incentive bonus and second incentive bonus payable hereunder shall bear the same ratio to a full Year's base compensation and incentive bonuses as the number of weekly periods for which Vallee shall be entitled to such compensation bears to the fifty-two (52) (or 53 as the case may be) fiscal weeks in such Year. For example, if Vallee's employment hereunder were for any reason to terminate after 26 weeks of fiscal 2002, he would be entitled to 26/52 of his base pay for that year (26/52 of $750,000 being $375,000) and
                            26/52 of the amount of the first and second incentive bonuses, if any, that would have been due for fiscal Year 2001 based upon Annual Earnings Per Share and the ROC for the entire fiscal Year 2001. Such incentive bonuses would be payable to Vallee within the time required in Paragraph 5(c) and 5(d) hereinabove.

                       (f) Except as specifically provided herein, including but not limited to Paragraph 5(e) above, upon termination of this Agreement pursuant to the terms hereof prior to June 27, 2003, Vallee shall be


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                            entitled to receive only such compensation as had
                            accrued and was unpaid to the effective date of termination.

                       (g) In addition to the compensation described above, during the term of this Agreement Vallee shall be entitled to the benefits currently made available by the Company to its employees in general (such as vacation and insurances) and to its executive employees (such as a Company-provided automobile and the Executive Life Insurance/Supplemental Retirement Program) in accordance with the terms set therefor.

                       (h) With respect to the foregoing provisions of this Paragraph 5, it is specifically agreed between Vallee and the Company that if, as a result of a business combination transaction (whether in the form of a merger, consolidation, transfer of substantial assets, or otherwise) in which the Company has not been the acquiring and/or surviving entity, it has become impractical or impossible to compute the Annual Earnings Per Share and the ROC of the Company (as above defined), then, in lieu of the amounts otherwise provided for in this Paragraph 5 as the first incentive bonus and the second incentive bonus, the annual rate of the base salary payable to Vallee under Paragraph 5(a) above shall be increased in each Year by an amount equal to the highest aggregate incentive compensation paid to Vallee by the Company (i.e., that is paid under Paragraphs 5(b) and 5(d) of this Agreement or any incentive compensation paid under Vallee's prior employment contract with the Company, as the case may be) in any one Year during the 3-Year period completed most recently prior to the date of consummation of such business combination transaction.

                       Nothing contained in this Paragraph 5 shall be deemed to preclude the Company from, and Vallee is entering into this Agreement with the understanding that the Company will from time to time consider and take action with respect to, (A) granting or awarding to Vallee additional items of compensation including (but not limited to) bonuses, incentive stock, stock options, stock purchase agreements, phantom stock awards, and participations in profit-sharing arrangements, in each case whether a plan of general or limited applicability or personal to Vallee, or (B) paying, reimbursing or providing to Vallee such perquisites to the functions of the office of Chairman of the Board and Chief Executive Officer of the Company (and to the performance of his services in such office under this Agreement) as may from time to time be determined by the Company and accepted by Vallee.

                       4. The date of "June 29, 2001" in paragraphs 6(a), 6(a)(i) and 10(a) shall be changed to "June 27, 2003".


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                       5. Paragraph 6(c) shall be deleted and replaced with the
following:

                       (c) Termination by Vallee in Certain Circumstances. Notwithstanding any other provisions hereof, if, prior to June 27, 2003, there is a Change of Control as defined in paragraph 6(d) below, then the Company agrees that Vallee shall have the right, upon at least 90 days' prior written notice to the Company, to terminate this Agreement, such termination to be effective on the date specified in the notice of termination but in no event prior to the first anniversary of the Change of Control; and the provisions of Paragraph 9 hereinbelow (giving the Company the right to engage Vallee as a consultant) shall not be applicable.

                       6. A new subparagraph (d) of paragraph 6 shall be added as follows:

                       (d) Termination After Change of Control. If, within 24 months following a Change of Control (as hereinafter defined), the Company or its successor terminates Vallee's employment without cause or by Constructive Termination (as defined below), Vallee will be paid, in lieu of any other rights under this Agreement, in a lump sum payment, an amount equal to 2.99 times the sum of (i) his annual salary for the year in which such termination occurs and (ii) his incentive compensation equal to the average of such incentive compensation for the highest two of the last five full fiscal years. All unvested stock options shall accelerate and vest in accordance with the early vesting provisions under such plans and all incentive stock program shares allocated but not yet delivered will be accelerated so as to be immediately deliverable. Vallee shall receive his accrued and unpaid salary and any accrued and unpaid pro rata bonus (assuming target payout) through the date of termination, and Vallee will continue to participate in the medical, dental, life, disability and automobile benefits in which Vallee is then participating for a period of two years from the date of termination.

                       In the event that Vallee is deemed to have received an excess parachute payment (as such term is defined in Section 280G(b) of the Internal Revenue Code of 1986, as amended (the "Code")) which is subject to excise taxes ("Excise Taxes") imposed by Section 4999 of the Code with respect to compensation paid to Vallee pursuant to this Agreement, the Company shall make an additional payment equal to the sum of (i) all Excise Taxes payable by Vallee plus (ii) any additional Excise Tax or federal or state income taxes imposed with respect to the payments.


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                       "Change of Control" means the happening of any of the
                       following events:

                       (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then outstanding shares of common stock of the Company or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that the following acquisitions shall not constitute a Change of Control under this subsection (i): (w) any transaction which is authorized by the Board of Directors of the Company as constituted prior to the effective date of the transaction, (x) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege),
                              (y) any acquisition by the Company, or (z) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

                       (ii) Individuals who, as of the effective date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                       (iii) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company.

                       "Constructive Termination", which for purposes of this Agreement shall include each of the following:


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                       (i)    a material diminution of Vallee's
                              responsibilities, including, without limitation, title and reporting relationship;

                       (ii) relocation of Vallee's office greater than 50 miles without the consent of Vallee;

                       (iii) a material reduction in Vallee's compensation and benefits received hereunder; or

                       (iv) Vallee no longer serves on the Board of Directors of the Company.

         7. All other provisions of the Employment Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.


                                                  AVNET, INC.


                                                  By: /s/ Raymond Sadowski
                                                      Raymond Sadowski
                                                      Senior Vice President and
                                                      Chief Financial Officer

                                                      /s/ Roy Vallee
                                                      Roy Vallee


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